UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 10, 2012

DFC Global Corp.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-50866	23-2636866
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1436 Lancaster Avenue Berwyn, Pennsylvania		19312
(Address of Principal Executive Offices)		(Zip Code)

(610) 296-3400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into Definitive Agreement.

Purchase Agreement

On April 10, 2012, DFC Global Corp. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Barclays Capital, Inc., as representative of the initial purchasers thereunder (collectively, the “Initial Purchasers”) relating to the sale by the Company to the Initial Purchasers of $200,000,000 aggregate principal amount of its 3.25% senior convertible notes due 2017 (the “Notes”) for resale to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Under the terms of the Purchase Agreement, the Company also granted to the Initial Purchasers an option to purchase up to $30,000,000 aggregate principal amount of the Notes (the “Additional Notes Option”), to cover over-allotments. The Initial Purchasers subsequently exercised the Additional Notes Option in full, and, at a closing on April 16, 2012, the Initial Purchasers acquired $230,000,000 aggregate principal amount of the Notes.

The net proceeds from the offering of the Notes are approximately $222.0 million, after payment of the Initial Purchasers’ commissions and estimated offering expenses. In connection with the offering of the Notes, the Company used a portion of the net proceeds of the offering to pay the cost of the convertible note hedge transactions described below (after such cost was partially offset by the proceeds from the sale of the warrant transactions described below) with respect to its common stock, par value $0.001 per share (the “Common Stock”). In addition, the Company entered into issuer warrant transactions with respect to its Common Stock, as described below. The Company intends to use the balance of the net proceeds from the offering to repay certain indebtedness and for other general corporate purposes, which may include acquisitions, investments and repurchases of Common Stock from time to time pursuant to the Company’s previously announced share repurchase program.

The Purchase Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Initial Purchasers and termination and other customary provisions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Indenture and the Notes

On April 16, 2012, the Company, in connection with the sale of the Notes, entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”). The Indenture governs the terms of the Notes.

The Notes are general unsecured and unsubordinated obligations of the Company. The Notes bear interest at a rate of 3.25% per annum, payable semi-annually in cash in arrears, on April 15 and October 15 of each year, commencing on October 15, 2012. The Notes mature on April 15, 2017 (the “Maturity Date”), unless earlier converted, redeemed or repurchased in accordance with their terms prior to the Maturity Date. Holders of the Notes may require the Company to repurchase the Notes for cash at any time before the Maturity Date following certain fundamental changes.

Under the circumstances described below, each $1,000 principal amount of the Notes will be convertible, into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election, at an initial conversion rate of 46.8962 shares of Common Stock per $1,000 in principal amount of the Notes (which is equivalent to an initial conversion price of approximately $21.32 per share), subject to certain adjustments as set forth in the Indenture. Holders who convert their Notes in connection with a Fundamental Change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate.

The Notes are convertible under any of the following circumstances: (1) prior to October 15, 2016, on any date during any calendar quarter beginning after June 30, 2012 (and only during such calendar quarter) if the closing sale price of the Common Stock was more than 130% of the then current conversion price for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous calendar quarter; (2) if the Company distributes to all or substantially all holders of the Common Stock certain rights or warrants entitling them to purchase, for a period of 60 calendar days or less from the issuance date for such distribution, shares of the Common Stock at a price per share less than the average closing sale price of the Common Stock for the 10 trading days immediately preceding the declaration date for such distribution, (3) if the Company distributes to all or substantially all holders of the Common stock, cash or other assets, securities or rights to purchase the Company’s securities, which distribution has a per share value exceeding 10% of the closing sale price of the Common Stock on the trading day immediately preceding the declaration date for such distribution, or if the Company engages in certain corporate transactions as described in the Indenture; (4) during the five consecutive business-day period immediately following any five consecutive trading-day period in which the trading price for the Notes for each day during such five trading-day period was less than 98% of the product of the closing sale price of the Common Stock for such trading day multiplied by the then current conversion rate; or (5) on or after October 15, 2016, and on or prior to the second scheduled trading day immediately preceding the Maturity Date, without regard to the foregoing conditions.

Upon a Fundamental Change, as defined in the Indenture, prior to maturity, holders may require the Company to repurchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date, as defined in the Indenture. The Notes are not redeemable at the Company’s option prior to maturity.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the outstanding Notes, and the interest accrued and unpaid on such Notes, if any, to be immediately due and payable. In the case of an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company or a significant subsidiary, the principal amount of the outstanding Notes together with any accrued and unpaid interest thereon will automatically become and be immediately due and payable.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and Form of Note, which are filed as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Convertible Note Hedge Transactions

In connection with the private offering of the Notes, the Company entered into convertible note hedge transactions with respect to its Common Stock (the “Base Purchased Options”) on April 10, 2012 with certain of the Initial Purchasers or their affiliates (the “Counterparties”). On April 11, 2012, in connection with the exercise by the Initial Purchasers of the Additional Notes Option, the Company entered into additional convertible note hedge transactions with respect to its Common Stock (the “Additional Purchased Options”, and, together with the Base Purchased Options, the “Purchased Options”)) with the Counterparties.

The Company used approximately $20.0 million of the net proceeds of the offering to pay the cost of the Purchased Options (after such cost was partially offset by the proceeds from the sale of the warrant transactions described below). The Purchased Options are exercisable at each conversion date of the Notes and entitle the Company to receive a number of shares equal to the number of shares required to be delivered in connection with such conversion (other than shares deliverable on account of the fundamental change make-whole adjustment or on account of certain adjustments to the conversion rate made at the discretion of the Company). The Purchased Options will expire upon the earlier of (1) the last day the Notes remain outstanding or (2) April 15, 2017.

The Purchased Options are expected to reduce the potential equity dilution, and/or offset cash payments due, upon conversion of the Notes in the event that the volume weighted average price of the Common Stock on each trading day of the relevant conversion period or other relevant valuation period is greater than the strike price of the Purchased Options, which initially corresponds to the conversion price of the Notes and is subject, with certain exceptions, to the anti-dilution adjustments applicable to the conversion price of the Notes.

The Purchased Options are separate transactions, entered into by the Company and the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Purchased Options.

The foregoing description of the Purchased Options does not purport to be complete and is qualified in its entirety by reference to confirmation(s) relating to the Purchased Options, which are filed as Exhibit 10.2, 10.3, 10.6 and 10.7 and incorporated herein by reference.

Warrant Transactions

In connection with the offering of the Notes, the Company also entered into issuer warrant transactions with the Counterparties on April 10, 2012 whereby the Company sold to such Counterparties warrants (the “Base Warrants”) to acquire, subject to customary anti-dilution adjustments, up to approximately 9,379,240 million shares of Common Stock at a strike price of $26.448 per share of Common Stock, also subject to customary adjustments.

On April 11, 2012, in connection with the exercise by the Initial Purchasers of the Additional Notes Option, the Company entered into additional issuer warrant transactions with the Counterparties whereby the Company sold to such Counterparties warrants (the “Additional Warrants” and, together with the Base Warrants, the “Warrants”) to acquire, subject to customary anti-dilution adjustments, up to approximately 1,406,886 shares of Common Stock at a strike price of $26.448 per share of Common Stock, also subject to customary adjustments.

If on the expiration dates of the Warrants, the volume weighted average price per share of the Common Stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share.

The Warrants are separate transactions, entered into by the Company and the Counterparties, and are not part of the terms of the Notes or the Purchased Options. Holders of the Notes will not have any rights with respect to the Warrants.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to confirmation(s) relating to the Warrants, which are filed as Exhibit 10.4, 10.5, 10.8 and 10.9 and are incorporated herein by reference.

The Purchase Agreement, the Indenture and the confirmations relating to the Purchased Options and the Warrants (collectively, the “Transaction Documents”) have been included to provide investors and security holders with information regarding the terms of the transactions. The Transaction Documents are not intended to provide any other factual information about the Company. The Transaction Documents contain representations and warranties the parties thereto made to, and solely for the benefit of, each other. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Transaction Documents and information concerning the subject matter of the representations and warranties may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures. In addition, please note that certain representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts and may be subject to a contractual standard of materiality different from that generally applicable to investors and security holders.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 with respect to the indenture and the notes above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 above with respect to the shares of common stock issuable upon conversion of the notes and exercise of the warrants is incorporated herein by reference.

Item 8.01. Other Events.

On April 10, 2012, the Company issued a press release announcing the pricing and other terms of $200,000,000 aggregate principal amount of its 3.25% Senior Convertible Notes due 2017 to be offered to qualified institutional buyers in a private placement exempt from the registration requirements under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference and is being filed pursuant to Rule 135c under the Securities Act.

On April 16, 2012, the Company issued a press release announcing the closing of the $200,000,000 aggregate principal amount of its 3.25% Senior Convertible Notes due 2017 offering to qualified institutional buyers in a private placement exempt from the registration requirements under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporate herein by reference and is being filed pursuant to Rule 135c under the Securities Act.

These announcements are not an offer to sell or a solicitation of an offer to buy either the Notes, the Warrants or the Common Stock issuable upon conversion of the Notes or upon exercise of the Warrants, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. None of the Notes, the Warrants or the shares of Common Stock issuable upon conversion of the Notes or upon exercise of the Warrants have been registered under the Securities Act or any state securities laws, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration under the Securities Act or any applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

(d)	The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DFC Global Corp.

Date: April 16, 2012	By:	/s/ William M. Athas
William M. Athas Senior Vice President of Finance and Corporate Controller

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Indenture dated April 16, 2012 between DFC Global Corp. and U.S. Bank National Association, as trustee

4.2	Form of 3.25% Senior Convertible Note due 2017 (included in Exhibit 4.1)

10.1	Purchase Agreement dated April 10, 2012 between DFC Global Corp., Barclays Capital Inc. and Deutsche Bank Securities Inc.

10.2	Confirmation regarding convertible bond hedge transactions dated April 10, 2012 between Barclays Capital Inc., acting as Agent for Barclays Bank PLC and DFC Global Corp.

10.3	Confirmation regarding convertible bond hedge transactions dated April 10, 2012 between Deutsche Bank Securities Inc., acting as agent for Deutsche Bank AG, London Branch and DFC Global Corp.

10.4	Confirmation regarding warrant transactions dated April 10, 2012 between Barclays Capital Inc., acting as Agent for Barclays Bank PLC and DFC Global Corp.

10.5	Confirmation regarding warrant transactions dated April 10, 2012 between Deutsche Bank Securities Inc., acting as agent for Deutsche Bank AG, London Branch and DFC Global Corp.

10.6	Confirmation regarding convertible bond hedge transactions dated April 11, 2012 between Barclays Capital Inc., acting as Agent for Barclays Bank PLC and DFC Global Corp.

10.7	Confirmation regarding convertible bond hedge transactions dated April 11, 2012 between Deutsche Bank Securities Inc., acting as agent for Deutsche Bank AG, London Branch and DFC Global Corp.

10.8	Confirmation regarding warrant transactions dated April 11, 2012 between Barclays Capital Inc., acting as Agent for Barclays Bank PLC and DFC Global Corp.

10.9	Confirmation regarding warrant transactions dated April 11, 2012 between Deutsche Bank Securities Inc., acting as agent for Deutsche Bank AG, London Branch and DFC Global Corp.

99.1	Press Release of DFC Global Corp. dated April 10, 2012

99.2	Press Release of DFC Global Corp. dated April 16, 2012